As filed with the Securities and Exchange Commission on February 16, 1999
                                                      Registration No. 333-65095

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4813                    84-1339282
(State or other jurisdiction of   (Primary standard Industrial     (I.R.S. employer
incorporation or organization)    classification code number)   identification number)

                                 700 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 992-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 ---------------

              ROBERT S. WOODRUFF, EXECUTIVE VICE PRESIDENT--FINANCe
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                                 700 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 992-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   COPIES TO:

     J. WESTON PETERSON, ESQ.                       MICHAEL WEINSIER, ESQ.
       O'MELVENY & MYERS LLP                  PARKER CHAPIN FLATTAU & KLIMPL LLP
          CITICORP CENTER                         1211 AVENUE OF THE AMERICAS
 153 EAST 53RD STREET, 50TH FLOOR                  NEW YORK, NEW YORK 10036
   NEW YORK, NEW YORK 10022-4611                        (212) 704-6000
          (212) 326-2000                             (212) 704-6288 (FAX)
       (212) 326-2061 (FAX)

                          DE-REGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4, as amended (Registration No. 333-65095) (the "Registration Statement"), pursuant to which Qwest Communications International Inc. (the "Registrant") registered 8,116,136 shares of its common stock to be issued pursuant to an Agreement and Plan of Merger dated as of September 13, 1998 (the "Merger Agreement"), among the Registrant, Qwest 1998-I Acquisition Corp., a wholly owned subsidiary of the Registrant, and Icon CMT Corp ("Icon"). The Securities and Exchange Commission declared the Registration Statement effective on December 10, 1998.

         Pursuant to the Merger Agreement, the Registrant issued a total of 5,099,429 shares of its common stock and has reserved for issuance a total of 942,373 shares of its common stock upon exercise of the Icon options and warrants assumed by the Registrant. This Post-Effective Amendment No. 1 is filed to de-register the shares of common stock of the Registrant to the extent such shares were not issued or reserved for issuance in connection with the Merger Agreement. Therefore, a total of 2,074,334 shares of the Registrant's common stock are to be de-registered effective upon the filing of this Post-Effective Amendment No. 1 with the Securities and Exchange Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-65095 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on February 16, 1999.


                                   QWEST COMMUNICATIONS INTERNATIONAL INC.



                                   By: /s/ ROBERT S. WOODRUFF
                                       -------------------------------------
                                   Name:   Robert S. Woodruff
                                   Title:  Executive Vice President--Finance


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on February 16, 1999 in the capacities indicated below.


        SIGNATURE                      CAPACITY
        ---------                      --------

/s/ PHILIP F. ANSCHUTZ*          Chairman of the Board
------------------------
    Philip F. Anschutz


/s/ JOSEPH P. NACCHIO*           Director, President and
------------------------          Chief Executive Officer
    Joseph P. Nacchio             (Principal Executive
                                  Officer)


/s/ ROBERT S. WOODRUFF            Director and Executive
------------------------          Vice President--
    Robert S. Woodruff            Finance and Chief
                                  Financial Officer and
                                  Treasurer (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  Officer)


/s/ CANNON Y. HARVEY*            Director
------------------------
    Cannon Y. Harvey

        SIGNATURE                      CAPACITY
        ---------                      --------

/s/ JORDAN L. HAINES*                  Director
------------------------
    JORDAN L. HAINES


/s/ DOUGLAS M. KARP*                   Director
------------------------
    DOUGLAS M. KARP


/s/ VINOD KHOSLA*                      Director
------------------------
    VINOD KHOSLA


/s/ RICHARD T. LIEBHABER*              Director
------------------------
    RICHARD T. LIEBHABER


/s/ DOUGLAS L POLSON*                  Director
------------------------
    DOUGLAS L. POLSON


/s/ CRAIG D. SLATER*                   Director
------------------------
    CRAIG D. SLATER


/s/ W. THOMAS STEPHENS*                Director
------------------------
    W. THOMAS STEPHENS


*By:  /s/ ROBERT S. WOODRUFF, AS ATTORNEY-IN-FACT
      -------------------------------------------
          Robert S. Woodruff